News Release

For more information contact:

G. Robert Aston, Jr., TowneBank Chairman and CEO, (757) 638-6780

Richard T. Wheeler, Jr., Franklin Financial Chairman, President and CEO, (804) 967-7018

FOR IMMEDIATE RELEASE

TOWNEBANK ANNOUNCES AGREEMENT TO ACQUIRE

FRANKLIN FINANCIAL CORPORATION

Suffolk & Richmond, Va. July 15, 2014 – Hampton Roads-based TowneBank (NASDAQ: TOWN) and Richmond-based Franklin Financial Corporation (NASDAQ: FRNK) today announced the signing of a definitive merger agreement pursuant to which TowneBank will acquire Franklin.

“Our Towne family is humbled and excited to join hands with a legendary company that has served the greater Richmond community for over 80 years,” said G. Robert Aston, Jr., Chairman and CEO of TowneBank. “Since the founding of Towne in my home garage fifteen years ago, we have built our company around the values of “serving others and enriching lives” while striving to build a great community asset. We consider it a wonderful privilege to expand our business to Richmond and we are grateful to Rick Wheeler and our friends at Franklin for the invitation to join with them.”

Richard T. Wheeler, Jr., Chairman, President and CEO of Franklin added, “we are extremely pleased and excited to be joining forces with such a well regarded banking institution. The combination will enable the combined institution to provide a much greater line of products to Franklin Federal’s current customers. We have respected Bob Aston and his team for many years and admired TowneBank’s ability to not only succeed, but to excel. Since its opening in 1999, TowneBank has grown to be the largest community bank and the third largest bank in Hampton Roads, and TowneBank intends to seek similar growth in the Richmond market. Furthermore, we share similar values towards employees, customers, communities and shareholders, so our cultures should blend smoothly.”

Based on financials reported on March 31, 2014, the combined companies would have total assets of $5.9 billion, deposits of $4.1 billion and loans of $3.8 billion.  Under the terms of the agreement, common shareholders of Franklin will receive 1.40 shares of TowneBank common stock for each share of Franklin.  This implies a deal value per share of $23.04 or approximately $275 million based on TowneBank’s closing stock price of $16.46 on Monday, July 14, 2014.

In consideration of the merger, extensive due diligence was performed over a multi-week period.  Under the proposed terms, the transaction is expected to be accretive to TowneBank’s earnings in 2016 and thereafter.  Further it is anticipated that the transaction will be immediately accretive to TowneBank’s capital ratios, which already exceed well-capitalized regulatory standards. “In addition to acquiring a great foundation for our entry into the Richmond market, this transaction has the added benefit of effectively being a capital raise due to Franklin’s strong capital base. Accordingly, the transaction will provide capital for additional expansion in Richmond as well as retiring the preferred stock we issued in connection with the Small Business Lending Fund Program,” added Aston.

Rick Wheeler will join the TowneBank Corporate Board and Executive Committee as well as serving on the TowneBank of Richmond Board along with other Franklin board members and a yet to be named group of Central Virginia business and community leaders. T. Patrick Collins, a prominent Richmond banker, has been named as President and CEO of TowneBank of Richmond. TowneBank’s current executive management, led by Aston and TowneBank President, J. Morgan Davis, will form the core of the combined company’s leadership team.

An investor presentation outlining the transaction is provided on the TowneBank website at www.townebank.com under “Investor Relations”.

Sandler O’Neill + Partners, LP acted as financial advisor to TowneBank and LeClairRyan, A Professional Corporation acted as its legal advisor in the transaction.  Keefe, Bruyette & Woods, Inc. acted as financial advisor to Franklin and Kilpatrick, Townsend & Stockton, LLP acted as its legal advisor.

About TowneBank

As one of the top community banks in Virginia and North Carolina, TowneBank operates 28 banking offices serving Chesapeake, Hampton, Newport News, Norfolk, Portsmouth, Suffolk, Virginia Beach, Williamsburg, James City County and York County in Virginia along with Moyock, Grandy, Camden, Southern Shores, Corolla and Kill Devil Hills in North Carolina. Towne also offers a full range of financial services through its controlled divisions and subsidiaries that include Towne Investment Group, Towne Insurance Agency, TFA Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Prudential Towne Realty, Towne 1031 Exchange, LLC, and Corolla Classic Vacations. Local decision-making is a hallmark of its hometown banking strategy that is delivered through the leadership of each group’s President and Board of Directors. With total assets of $4.78 billion as of March 31, 2014, TowneBank is one of the largest banks headquartered in Virginia.

About Franklin

As one of the largest and oldest community based financial institutions serving Richmond and Central Virginia, Franklin operates eight banking offices and has assets of $1.1 billion. Franklin offers a wide range of retail deposit and investment brokerage services and has been a leader in commercial real estate finance.

At March 31, 2014, Franklin had total deposits of $671 million, net loans of $555 million and total shareholders’ equity of $243 million. Franklin’s capital ratios are among the strongest in Virginia and the nation. Throughout its 80 year history, Franklin has been committed to its customers, its community, its employees and its members/shareholders.

Additional Information and Where to Find It

In connection with the proposed merger, TowneBank will file with the Federal Deposit Insurance Corporation (the “FDIC”) a proxy statement/prospectus and Franklin will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement. TowneBank and Franklin will each deliver a definitive joint proxy statement/prospectus to their respective stockholders seeking approval of the merger and related matters. In addition, each of TowneBank and Franklin may file other relevant documents concerning the proposed merger with the FDIC and SEC.

Investors and stockholders of both companies are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents to be filed with the FDIC and SEC in connection with the proposed merger because they will contain important information about TowneBank, Franklin and the proposed transaction. Investors and stockholders may obtain free copies of certain of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the definitive joint proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or Franklin Financial Corporation, 4501 Cox Road, Glen Allen, Virginia 23060, Attention: Investor Relations (telephone: (804) 967-7023), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations” or Franklin’s website at https://www.franklinfederal.com under “Investor Relations.” The information on TowneBank’s and Franklin’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the FDIC or SEC.

TowneBank and Franklin, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of TowneBank and/or Franklin in connection with the merger. Information about the directors and executive officers of TowneBank is set forth in the proxy statement for TowneBank’s 2014 annual meeting of stockholders filed with the FDIC on April 18, 2014. Information about the directors and executive officers of Franklin is set forth in the proxy statement for Franklin’s 2014 annual meeting of stockholders filed with the SEC on January 14, 2014. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive joint proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TowneBank and Franklin intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TowneBank and Franklin, and the resulting company, include but are not limited to: (1) the businesses of TowneBank and Franklin may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and stockholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic and business conditions, legislative/regulatory changes; the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; changes in the securities markets; and accounting principles, policies and guidelines, and (7) other risk factors detailed from time to time in filings made by TowneBank with the FDIC or Franklin with the SEC. TowneBank and Franklin undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise. ###